Exhibit 99.2

Ondas Acquires GATE Technologies and Bron Technologies, Expanding Precision-Strike Platform with
Electronic Safe & Arm and Fuze Technology

GATE Technologies is a leading developer and manufacturer of Electronic Safe & Arm Devices (ESADs) and advanced electronic fuzing solutions, with its technology integrated into dozens of weapon systems including UAVs, loitering munitions, missiles and rockets

Adds a critical layer of the precision-strike technology stack with NATO-based, non-ITAR production in Poland, while expanding Ondas’ access to U.S. and European programs

WEST PALM BEACH, FL / September 14, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of advanced autonomous systems and next-generation defense and security technologies and services, today announced that it has acquired GATE Technologies Ltd. (“GATE”), an Israeli-based defense technology company specializing in Electronic Safe & Arm Devices (“ESADs”) and advanced electronic fuzing technologies used across modern precision weapons and autonomous strike systems, and Bron Technologies (“Bron”), a European manufacturing, certification and an affiliated company to GATE’s systems. Ondas will pay $205 million, the majority of which is payable in cash, plus a working capital adjustment and up to $185 million of performance-based earn-out consideration. The earn-out is tied to financial targets through 2028 and may be paid, at Ondas’ election, in cash or Ondas common stock. Ondas expects the acquired business to contribute more than $130 million of aggregate Adjusted EBITDA through 2028.

Founded in 2006, GATE has developed a proprietary portfolio of highly configurable, miniaturized electronic safe-and-arm devices incorporating LEEFI initiation technology. Its technologies have been integrated into dozens of weapon systems globally, including rockets, missiles, UAVs and loitering munitions, providing mission-critical safety and fuzing capabilities inside modern weapons.

Electronic fuzing systems are mission-critical components that keep a munition safe during storage, transportation, handling and launch, and permit arming and initiation only when predetermined mission and safety conditions are met. This capability is increasingly required for loitering munitions that may change missions in-flight, abort an engagement or return safely without detonating. As weapons become smaller, more autonomous and software-defined, traditional mechanical fuzes are being replaced by fully electronic architectures that offer greater configurability, miniaturization and integration with sophisticated weapon systems. According to MarketsandMarkets, the global loitering munition market is projected to grow from approximately $5.4 billion in 2025 to approximately $13.3 billion in 2030, a compound annual growth rate of approximately 20%. Because each munition produced requires safe-and-arm and fuzing content, Ondas believes GATE is positioned to participate in this growth across a broad range of platforms and programs.

The acquisition significantly expands Ondas’ precision strike platform by adding a critical layer of the technology stack while opening new customer and ecosystem networks for growth. GATE’s capabilities complement Ondas’ existing technologies across autonomous strike platforms, propulsion, mission systems, resilient communications, engineering, production and software-enabled mission management, strengthening Ondas’ ability to provide integrated solutions across the complete autonomous strike architecture.

“GATE is a highly strategic addition to Ondas,” said Eric Brock, Chairman and CEO of Ondas. “Munitions stockpiles are being rebuilt around the world, and a new generation of low-cost, autonomous munitions is becoming a growing part of the battlefield. At the same time, the market is shifting from traditional mechanical fuzes to electronic safe-and-arm devices, which are essential for weapons that are smaller, smarter and software-defined. GATE’s RUBI product line and its engineering team have earned a strong position in this market through decades of qualification and integration into more than 90 weapon systems. With Ondas’ global go-to-market and operating platform behind it, we believe GATE can capture meaningful market share.”

“ESAD components are in tight supply today, and qualified production capacity is a bottleneck for the entire precision-strike supply chain. GATE has earned the trust of a broad base of defense OEMs and weapon programs around the world, and that customer base comes first. Ondas is committed to serving the entire market with low-cost, advanced fuzing capabilities, and we will invest in GATE’s capacity, engineering and global reach so it can support more customers and more programs. Combined with GATE’s attractive growth and margin profile, we expect this acquisition to generate high returns on invested capital for our shareholders,” Brock concluded.

Strategic and Financial Highlights

●	Exposure to expanding precision-strike markets. GATE is positioned to benefit from global inventory replenishment and increasing production of missiles, rockets, loitering munitions, UAVs and other autonomous effects. Its ESAD and EISD products provide mission-critical safety, arming and initiation functionality across these end markets.

●	Mission-critical component participation across multiple programs. With products integrated into dozens of weapon systems globally and approximately 100 configurations reported for RUBI LM, GATE can participate in growth across multiple platforms as qualified customer programs enter serial production.

●	Proven technology with qualification-driven barriers. GATE has developed compact, configurable, fully electronic LEEFI-based products with no moving parts. Specialized engineering, weapon-level integration and rigorous safety qualification create long design-in cycles and meaningful switching friction, supporting follow-on production as customer programs scale.

●	Established international base and pathway to U.S. localization. Its Israeli operations, current non-ITAR product portfolio and Bron Technologies’ Poland-based production provide an established platform for European and allied customers with approximately 80% of GATE revenue generated outside of the Middle East. The establishment of U.S. engineering, integration, qualification and production capabilities to address customer demand and program-specific domestic-source requirements have already begun, with U.S.-produced finished products and integrated systems expected in the first half of 2027.

●	Strong growth and profitability. Ondas expects GATE to produce $65 million of revenue in full year 2026, increasing to $180 million revenue in 2028 with a strong margin profile resulting in more than $130 million of Adjusted EBITDA generation for the full three years ending 2028. This acquisition will also support higher revenue generation and margin capture across Ondas’ counter-UAS and precision strike portfolio.

“Electronic safe-and-arm and fuzing systems are mission-critical components in modern precision weapons,” said Oshri Lugassy, Co-CEO of Ondas Autonomous Systems. “GATE has built a strategic position in this market through decades of qualification and integration across a wide array of systems. Its technology is deeply designed into customer platforms, creating strong barriers to entry and positioning GATE to benefit as global production of precision-strike systems expands.”

GATE’s RUBI family of ESADs combines the company’s proprietary LEEFI initiation technology with a fully electronic, compact architecture that has no moving parts, and can be configured for rockets, missiles, gravity-release weapons, UAVs, high-G platforms, tandem-charge systems and motor ignition, with approximately 100 configurations developed to date. GATE’s in-house engineering team tailors arming conditions, sensor configurations, triggering functionality and form factors to individual weapon programs, a capability Ondas believes has helped GATE win designed-in positions across a broad range of programs.

According to MarketsandMarkets, the global loitering munition market is projected to grow from approximately $5.4 billion in 2025 to approximately $13.3 billion in 2030, a compound annual growth rate of approximately 20%. Because each munition produced requires safe-and-arm and initiation content, Ondas believes GATE is positioned to participate in this growth across a broad range of platforms and programs.

Transaction Summary

Under the terms of the transaction, Ondas will pay $205 million, consisting of $105 million in cash and $100 million in Ondas common stock, plus a working capital adjustment. Approximately $22.5 million of such stock consideration will be issued within nine months of closing, subject to satisfaction of certain conditions. Ondas will also pay up to $185 million of performance-based earn-out consideration, subject to financial targets through 2028. The earn-out is payable in cash or Ondas common stock, at Ondas’ discretion.

For additional information regarding the transaction, please see the Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today. In connection with the transaction, the Company approved inducement grants of stock options exercisable for 300,000 shares of the Company’s common stock with an exercise price of $7.23 per share to a total of 41 newly-hired employees in connection with the transaction. The equity awards were granted under the Ondas Inc. 2026 Inducement Plan pursuant to the Nasdaq Rule 5635(c)(4) inducement grant exception as a component of each individual’s employment compensation and were granted as an inducement material to his or her acceptance of employment with the Company. The stock options vest one-third on September 14, 2027 and subsequently in twenty-four equal monthly installments, subject to the applicable employee’s continued employment with the Company.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems, robotics, and mission-critical technologies for defense, homeland security, public safety, critical infrastructure, and industrial markets. The Company develops and deploys integrated unmanned and autonomous platforms across air, ground, and stratospheric environments, including autonomous drone systems, counter-UAS technologies, robotic ground systems, advanced unmanned aircraft and propulsion solutions, demining and engineering systems, and integrated sensing and communications technologies designed to support intelligence, surveillance, reconnaissance, security, and operational missions in complex environments. Ondas’ solutions are deployed globally by government, defense, and commercial customers to protect infrastructure, borders, transportation networks, personnel, and strategic assets.

For additional information on Ondas Inc., visit www.ondas.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

4